EXHIBIT INDEX

                                                     Sequentially
  Exhibit No.                Exhibit                 Number Page

    4(i)    Articles of Incorporation as in effect
            May 4, 1987 (Exhibit 3(i), Form 10-K for the fiscal year ended December 31, 1993, File No. 1-8489, incorporated by reference).

    4(ii)   Bylaws of Dominion Resources, Inc. as in effect
            September 21, 1994 (Exhibit 3(ii), Form 10-K for the fiscal year ended December 31, 1994, File No. 1-8489, incorporated by reference).

    5       Opinion of Thomas F. Farrell, II, Esq., Vice
            President and General Counsel of Dominion
            Resources, Inc. (filed herewith).

    23(i)   Consent of Deloitte & Touche LLP (filed herewith).

    23(ii)  Consent of Thomas F. Farrell, II, Esq., Vice
            President and General Counsel of Dominion
            Resources, Inc. (contained in Exhibit 5).

    24      Powers of attorney (included herein).

    99 Dominion Resources, Inc. Stock Accumulation Plan for Outside Directors (filed herewith).